Exhibit 99.1

FLEET STATUS REPORT AS OF JANUARY 18, 2011

Rig Name	Rig Type	Location	Status	Client	Dayrate ($US)	Estimated[1] Days	Completion	Comments[1]
U.S. MARKETED (9)
SEAHAWK 3000	300’MC	US GOM	Contracted	Energy XXI	$55,000	2	20-Jan-2011
			Contracted	Badger	$55,000	40	1-Mar-2011
			Contracted	Arena	$60,000	120	29-Jun-2011
SEAHAWK 2602	250’MC	US GOM	Contracted	Arena	$40,000	20	7-Feb-2011
SEAHAWK 2601	250’MC	US GOM	Contracted	Chevron	$45,550	17	4-Feb-2011	Dayrate includes cost adjustments for extra personnel requirements
SEAHAWK 2600	250’MC	US GOM	Contracted	Tarpon	$40,000	17	4-Feb-2011
				LLOG	$46,000	25	1-Mar-2011	Permit pending
SEAHAWK 2505	250’MS	US GOM	Available					Contingent requirement for rig sale to Essar Oilfield Services India Ltd. not met. Rig is currently being marketed for sale to other parties
SEAHAWK 2504	250’MS	US GOM	Available
SEAHAWK 2007	200’MC	US GOM	Contracted	Castex	$34,000	24	11-Feb-2011
SEAHAWK 2004	200’MC	US GOM	Contracted	Walter Oil & Gas	$35,000	60	19-Mar-2011
				Walter Oil & Gas		60	18-May-2011	Permit pending; rate to be mutually agreed
SEAHAWK 2001	200’MC	US GOM	Contracted	ENI	$32,000	30		Permit pending; prior contract with Petroquest completed on 22-Oct-10

U.S. COLD STACKED (11)
SEAHAWK 2500	250’MS	US GOM	Cold Stacked
SEAHAWK 2501	250’MS	US GOM	Cold Stacked
SEAHAWK 2502	250’MS	US GOM	Cold Stacked
SEAHAWK 2003	200’MC	US GOM	Cold Stacked
SEAHAWK 2006	200’MC	US GOM	Cold Stacked
SEAHAWK 2503	250’MS	US GOM	Cold Stacked
SEAHAWK 2005	200’MC	US GOM	Cold Stacked
SEAHAWK 2008	200’MC	US GOM	Cold Stacked
SEAHAWK 2002	200’MC	US GOM	Cold Stacked
SEAHAWK 2000	200’MC	US GOM	Cold Stacked
SEAHAWK 800	80’MC	US GOM	Cold Stacked

Changes from previous Fleet Status Report denoted in bold

[1]	The number of days to complete the program are estimated for U.S. well-to-well contracts. The actual number of days contracted may vary from this estimate.